EXHIBIT 10.12

ALTA EQUIPMENT GROUP INC.

DIRECTOR

RESTRICTED STOCK UNIT AGREEMENT

* * * * *

Participant: ___________________

Grant Date: ___________________

Number of Restricted Stock Units Granted: _________

* * * * *

THIS DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between ALTA EQUIPMENT GROUP INC., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Administrator (as defined in the Plan).

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.
Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.
Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.
3.
Vesting of RSUs.
a.
One-twelfth (1/12) of the RSUs shall vest on the Grant Date and an additional one-twelfth (1/12) of the RSUs shall vested on each of the next eleven (11) monthly anniversaries of the Grant Date unless previously vested or forfeited in accordance with the Plan or this Agreement (the “Normal Vesting Schedule”).
i.
Any RSUs that fail to vest because the service condition set forth in Section 3(c) is not satisfied shall be forfeited, subject to the special provisions set forth in subsection (ii) of this Section 3(a).

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ii.
If the Participant’s service terminates due to death or Disability, or if on or within two years after a Change in Control, the Participant’s service as a Director is terminated by the Company without Cause, RSUs not previously vested shall immediately become vested.
b.
Until the earlier of the applicable vesting date under the Normal Vesting Schedule, the date of a termination of service as a Director due to death or Disability, or the date of a termination of service as a Director on or within two years after a Change in Control described in Section 3(a)(ii), or as otherwise provided in the Plan, no transfer of the RSUs or any of the Participant’s rights with respect to the RSUs, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.
c.
Upon termination of the Participant’s service as a Director of the Company for any reason other than death, Disability or one of the reasons set forth in Section 3(a)(ii), the Participant shall forfeit any and all RSUs which have not vested as of the date of such termination and such units shall revert to the Company without consideration of any kind.
d.
RSUs not previously forfeited shall be settled on the later of (i) the date of the Director’s separation from service due to death or Disability or the date of Director’s separation from service on or within two years after a Change in Control, as described in Section 3(a)(ii); or (ii) in the case of a Director who is a specified employee for purposes of Code Section 409A, on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier) by delivery of one share of common stock for each RSU being settled. For purposes of this Agreement, “separation from service” shall have the meaning as set forth in defined in Section 1.409A-1(h) of the Final Treasury Regulations, including the default presumptions.
4.
Delivery of Shares. Within thirty (30) days following the settlement date determined in accordance with Section 3, the Company shall issue to the Participant the number of Shares that correspond to the number of RSUs specified above.
5.
Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares covered by any RSUs until the Participant has become the holder of record of such Shares.
6.
Dividend Equivalents. Unless otherwise determined by the Committee, the RSUs include a right to the payment of dividend equivalents equal to the value of any dividends paid on the Company’s common stock for which the dividend record date occurs between the Grant Date and the date the RSUs are settled or forfeited (“Dividend Equivalents”), provided that Dividend Equivalents accrued on RSUs that are forfeited prior to vesting shall also be forfeited. Each Dividend Equivalent entitles Participant to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the RSUs that are outstanding during such period. Dividend Equivalents will be paid (without interest) in cash within seven (7) days following the later of (x) the date on which Participant becomes vested in the RSUs for which the Dividend Equivalents have accrued or (y) the end of any calendar quarter during which dividends are paid on outstanding shares of Company common stock.
7.
Non-Transferability. The RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the RSUs as a result of a Transfer by will or by the laws of descent and distribution), other than in accordance with the provisions of Section 17 of the Plan.
8.
Governing Law; Jurisdiction and Venue. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. The Company and the Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or this Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts located in Oakland Country Michigan, the court of the United States of America for the Eastern District of Michigan, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Michigan

EXHIBIT 10.12

State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and the Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or this Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
9.
Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.
10.
Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11.
Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Participant’s consent.
12.
Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.
13.
No Right to Continued Service. With regard to interpretation of this Agreement, any questions as to whether and when there has been a termination of service and the cause of such termination of service shall be determined in the sole discretion of the Board. For the avoidance of doubt, termination of Participant’s service as a Director of the Company is governed by the Company’s certificate of incorporation and by-laws, and nothing in this Agreement (i) confers upon the Participant the right to continue to perform services for the Company as a Director or otherwise, or (ii) interferes in any way with

EXHIBIT 10.12

the right of the Company to terminate Participant’s service relationship at any time, subject to the Company’s certificate of incorporation and by-laws.

14.
Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
15.
Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of the RSUs (and the Shares upon settlement of the RSUs) pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the Shares issued or (b) in the opinion of legal counsel to the Company, the Shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such Shares of Common Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.
16.
Section 409A. This Agreement and the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that this Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Agreement or the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.
17.
Taxes. The Participant shall be solely responsible for any applicable taxes and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of the RSUs granted under this Agreement. Participants, who are employees of the Company, or who are employed by an Affiliate of the Company that is obligated under applicable local law to withhold taxes with respect to the settlement of the RSUs shall pay to the Company or a designated Affiliate, promptly upon request, and in any event at the time the Participant recognizes taxable income with respect to the RSUs, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the RSUs. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Committee, by delivering already owned unrestricted Shares or by having the Company withhold a number of Shares in which the Participant would otherwise become vested under this Agreement, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined.

EXHIBIT 10.12

18.
Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed.
19.
Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
20.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
21.
Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
22.
Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

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By signing below, the Participant hereby acknowledges receipt of the RSUs issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and this Agreement.

ALTA EQUIPMENT GROUP INC.

By:________________________________
Name:______________________________
Title:_______________________________

Accepted by:

___________________________________

Date:_______________________________

4811-0323-4262, v. 2